UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operation and Financial Condition.

On October 22, 2009, MEMC Electronic Materials, Inc. (the “Company”) issued a press release relating to the financial results of the quarter ended September 30, 2009. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 8.01.   Other Events.

On October 22, 2009, the Company issued a press release announcing that it had entered into an Agreement and Plan of Merger to acquire Sun Edison LLC (“Sun Edison”). A copy of the press release is furnished with this Form 8-K as Exhibit 99.2. Also furnished as Exhibit 99.3 to this Form 8-K is a slide presentation regarding the potential acquisition of Sun Edison.

The Company intends to file an additional report on Form 8-K within four business days of this report that will provide details about the acquisition of Sun Edison under Item 1.01.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits	Item

99.1	Press release relating to financial results dated October 22, 2009 furnished with this report.
99.2	Press release relating to agreement to acquire Sun Edison dated October 22, 2009 furnished with this report.
99.3	Slide Presentation regarding Acquisition of Sun Edison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: October 22, 2009	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Executive Vice President

Exhibit Index

Number	Item

99.1	Press release relating to financial results dated October 22, 2009 furnished with this report.
99.2	Press release relating to agreement to acquire Sun Edison dated October 22, 2009 furnished with this report.
99.3	Slide Presentation regarding Acquisition of Sun Edison.